UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 3, 2011

DEVRY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 3, 2011, AUC School of Medicine B.V. (“AUC BV”) a wholly owned St. Maarten subsidiary of DeVry Inc. acquired the international business operations of privately held American University of the Caribbean (AUC). DeVry Medical International, Inc. (“DMI”), a wholly owned U.S. subsidiary of DeVry Inc. acquired the Florida business operations of Medical Education Services, Inc. (“MES”).  Under the terms of the agreement, AUC BV and DMI paid a combined $235 in cash in exchange for the business assets of AUC and MES.  The acquisition of AUC is expected to be accretive to DeVry’s earnings beginning in fiscal 2012.

AUC’s medical school campus is located in St. Maarten, and its administrative offices are located in Coral Gables, Florida. Since 1978, AUC has provided its students with high quality medical education, and now has more than 4,000 graduates who are licensed and practicing medicine throughout the world.  The school is accredited by the Accreditation Commission on Colleges of Medicine (ACCM), and its students are eligible to sit for the USMLE, obtain U.S. Federal Financial Aid if qualified, become active members of the American Medical Student Association (AMSA) and, upon graduation, obtain residency and licensure throughout the United States.  AUC is one of only three Caribbean medical schools whose students are eligible to receive federal student aid. AUC utilizes the same curriculum as U.S. medical schools, with two years of basic sciences taught at the St. Maarten campus, followed by two years of clinical sciences taught at affiliated hospitals in the U. S. and England. AUC graduates are eligible to practice medicine in all 50 states.

The acquisition of AUC is consistent with DeVry's growth and diversification strategy, increasing its presence in high quality medical and healthcare education and expanding its academic offerings at the post-baccalaureate level.  AUC’s total enrollment is approximately 1,000 students.  DeVry was attracted to AUC because of its highly regarded faculty, commitment to academic excellence, and an accomplished network of alumni. In addition, AUC has strong partnerships with residency placement hospitals across the United States.

AUC will continue to operate as an independent institution, and will benefit from the sharing of best practices and systems as a part of DeVry’s family of colleges and universities.  The school will become part of DeVry’s Healthcare Group, joining Ross University School of Medicine, Ross University School of Veterinary Medicine, Chamberlain College of Nursing and Carrington Colleges Group.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the press release issued on August 4, 2011 announcing the acquisition is attached hereto as Exhibit 99.1.

Forward Looking Statements

Certain statements contained in this Form 8-K and related press release, including those that affect DeVry’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry’s actual results to differ materially from those projected or implied by these forward-looking statements.  Additional information regarding factors that could cause results to differ can be found in DeVry’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2010, December 31, 2010 and March 31, 2011.

These forward-looking statements are based on information as of August 3, 2011, and DeVry assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits

2.1
Asset Purchase Agreement, made as of August 3, 2011, by and among The American University of the Caribbean, N.V., Medical Education Services, Inc., AUC School of Medicine BV and DeVry Medical International, Inc.

* Schedules and other attachments to the Asset Purchase Agreement, which are listed in the exhibit, are omitted. DeVry agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

99.1	Press Release dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date: August 3, 2011	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Asset Purchase Agreement, made as of August 3, 2011, by and among The American Universityof the Caribbean, N.V., Medical Education Services, Inc., AUC School of Medicine BV and DeVry Medical International, Inc.

* Schedules and other attachments to the Asset Purchase Agreement, which are listed in the exhibit, are omitted. DeVry agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

99.1	Press Release dated August 4, 2011